 EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NBT Bancorp Inc.:

We consent to incorporation by reference in the registration statements on Form S-3 (File No. 333-224532) and Forms S-8 (File Nos. 333-32842, 333-71830, 333-72772, 333-66472, 333-97995, 333-107480, 333-127098, 333-139956, 333-150956, 333-168332 and 333-225134) of NBT Bancorp Inc. and subsidiaries (the Company) of our reports dated March 1, 2019, with respect to the consolidated balance sheets of the Company as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Albany, New York
March 1, 2019